Exhibit 5
February 10, 2026
Highwoods Properties, Inc.
Highwoods Realty Limited Partnership
150 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Highwoods Properties, Inc., a Maryland corporation (the “Company”), and Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by the Company and the Operating Partnership on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus included therein (the “Prospectus”). The Registration Statement provides that the Securities (as defined below) may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
The Registration Statement relates to the issuance and sale by the Company and the Operating Partnership from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of an unspecified amount of securities of the Company and the Operating Partnership, as applicable, consisting of: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company, to be issued in one or more series (“Preferred Stock”); (iii) debt securities of the Operating Partnership (“Debt Securities”) to be issued pursuant to an indenture, dated as of December 1, 1996 (the “Base Indenture”), among the Company, the Operating Partnership, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor in interest to Wachovia Bank, N.A. as merged with and into First Union National Bank of North Carolina), as trustee (the “Trustee”), as supplemented by one or more officers’ certificates or supplemental indentures establishing the terms of any such Debt Securities (any such certificate or supplemental indenture pertaining to the applicable series of Debt Securities, together with the Base Indenture, the “Indenture”); (iv) guarantees by the Company of Debt Securities (“Guarantees”); and (v) shares of Preferred Stock represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts, which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a depositary to be named. The Common Stock, Preferred Stock, Debt Securities, Guarantees and Depositary Shares, are collectively referred to herein as the “Securities.”
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.
In rendering the opinions stated herein, we have examined and relied upon the following:
(i)the Registration Statement and the Prospectus;
(ii)the Base Indenture filed as Exhibit 4.4 to the Registration Statement;

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(iii)the Articles of Restatement of the Company, together with all amendments and articles supplementary filed to date with respect thereto, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as of October 29, 2025, and by an officer of the Company as of the date hereof (collectively, the “Charter”), and the Amended and Restated Bylaws of the Company, as presently in effect, as certified by an officer of the Company as of the date hereof;
(iv)the Second Restated Agreement of Limited Partnership of the Operating Partnership, dated as of January 1, 2000, together with all amendments and supplements thereto, as presently in effect, as certified by the Secretary of the Company, as general partner of the Operating Partnership as of the date hereof (the “Operating Partnership Agreement”);
(v)a certificate of status (good standing) of the SDAT certifying as to the incorporation and good standing of the Company under the laws of the State of Maryland, dated as of February 2, 2026 (the “Good Standing Certificate”); and
(vi)resolutions adopted by the Board of Directors of the Company, or a committee thereof, certified by an officer of the Company, as of the date hereof.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the due formation and valid existence in good standing of the Operating Partnership under the laws of the State of North Carolina; (ii) the due authorization, execution (including without limitation, via DocuSign eSignature or similar technology) and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate and limited partnership records, certificates and other instruments reviewed by us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate and limited partnership records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, records, certificates and other instruments were authentic and complete; (vi) the legal capacity, competency and authority of all individuals executing documents; (vii) that all documents are the valid and binding obligations of each of the parties thereto (other than the Company and the Operating Partnership, as applicable, with respect to the Debt Securities, Guarantees and Depositary Shares), enforceable against such parties in accordance with their respective terms (other than the Company and the Operating Partnership, as applicable, with respect to the Debt Securities, Guarantees and Depositary Shares), and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company, the Operating Partnership and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that there has not been any change in the good standing status of the Company from that which was reported in the Good Standing Certificate; (x) each of the Debt Securities, the Indenture, the Guarantees, the Depositary Shares, any Deposit Agreements, and any purchase, underwriting, sales agreement or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice

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of law is legally enforceable; and (xi) the Depositary Shares and any Deposit Agreements will contain all provisions required under the laws of the State of Maryland in respect of contracts for the sale of securities issued by a Maryland corporation.
In addition, we have assumed, without independent investigation or verification, that: (i) the Registration Statement (including any amendments thereto) will be effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) an appropriate Prospectus Supplement with respect to the offering of any Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder; (iii) none of the Securities will be issued or sold in violation of Article VI of the Charter; and (iv) upon issuance of the Securities pursuant to the Registration Statement, the Prospectus and any Prospectus Supplement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of Common Stock or Preferred Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed, at the time of issuance of such Securities, the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Charter.
As to all questions of fact material to this opinion letter, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and other representatives of the Company and the Operating Partnership.
Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the following opinions:
(1)With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (a) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company, and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (in excess of the par value thereof), as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Common Stock will be validly issued, fully paid and non-assessable.
(2)With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock), when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company, and authorized by all necessary corporate action of the Company, (b) the relative rights, preferences and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in articles supplementary to the Charter properly filed with the State Department of Assessments and Taxation of the State of Maryland, (c) the issuance of such shares of Preferred Stock has been duly authorized by all necessary corporate action of the Company, (d) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (in excess of the par value thereof), as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any

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applicable Documents and such corporate action, and (e) if such shares of Preferred Stock are convertible into shares of Common Stock, such shares of Common Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
(3)With respect to any series of Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) to be offered by the Operating Partnership pursuant to the Registration Statement, and any related Guarantees to be offered by the Company pursuant to the Registration Statement, when (a) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and applicable law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Operating Partnership, (c) the specific terms of any Guarantees of such Debt Securities have been duly established in accordance with such Indenture and applicable law, (d) such Debt Securities and any Guarantees thereof have been duly authorized by all necessary limited partnership or corporate action of the Operating Partnership or the Company, respectively, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such Indenture and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such limited partnership or corporate action, as applicable, and (e) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the applicable Indenture, such Debt Securities and any Guarantees thereof will constitute binding obligations of the Operating Partnership and the Company, respectively, enforceable against the Operating Partnership and the Company, respectively, in accordance with their terms.
(4)With respect to any Depositary Shares to be offered pursuant to the Registration Statement, when (i) a Deposit Agreement has been duly authorized, executed and delivered by the Company and the depositary named therein, (ii) the specific terms of the particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and applicable law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company, and authorized by all necessary corporate action of the Company, (iii) the Preferred Stock represented by such Depositary Shares has been duly authorized for issuance by all necessary corporate action of the Company, (iv) the Depositary Shares have been duly executed, authenticated, countersigned, issued and delivered against payment therefor, and the depositary has issued depositary receipts in connection therewith, all in accordance with such Deposit Agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (v) the shares of Preferred Stock represented by such Depositary Shares have been validly issued and deposited with the depositary in accordance with the Deposit Agreement, such Depositary Shares will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

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The opinions expressed herein are subject to the following exceptions, qualifications, assumptions and limitations:
A.Our opinions are subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium and other laws and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws, (ii) public policy considerations, statutes or court decisions which may limit rights to obtain indemnification, exculpation or contribution, and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.
B.With reference to, but without limiting in any way, qualification (A) above, certain provisions which could be construed as a penalty or forfeiture, provisions indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities), provisions exculpating another party from liability or waiving defenses or other rights, provisions to the effect that terms of the documents may not be waived or modified except in writing, provisions regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding and provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law.
C.No opinion is expressed herein with respect to the validity, binding effect or enforceability of (i) any provision contained in any Document allowing any party to exercise any remedial rights without notice to the Company or the Operating Partnership, (ii) any waiver of demand by the Company or the Operating Partnership, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) any provisions contained in any Document purporting to establish evidentiary standards, (iv) any provision contained in any Document that purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy, (v) any provision contained in any Document that purports to entitle any person or entity to specific performance of any provision thereof, (vi) any provision contained in any Document that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, or (vii) any provision contained in any Document providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Document or any provision of any Document that purports to, or has the effect of, waiving or extending any statute of limitations.
D.No opinion is expressed herein with respect to the validity, binding effect or enforceability of any provision of any Document insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes other than (i) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of any Document (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (ii) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to any Document.
E.No opinion is expressed herein as to the validity, binding effect or enforceability of any provision of any Document that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the

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benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; (vi) states that time is of the essence; (vii) purports to limit the liability of any party thereto to third parties; (viii) that purports to waive a right to a jury trial in a judicial proceeding; (ix) constitutes (or is construed to constitute) an agreement to agree; or (x) that purports to restrict competition or the solicitation of employment or other business relationships.
Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York and (ii) with respect to the shares of Common Stock and Preferred Stock, the Maryland General Corporation Law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.
This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.
We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5 to the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Paul Hastings LLP